PHILLIPS

CERTAIN CONFIDENTIAL PORTIONS OF THIS EXHIBIT HAVE BEEN OMITTED AND REPLACEDWITH "[***]". SUCH IDENTIFIED INFORMATION HAS BEEN EXCLUDED FROM THIS EXHIBIT BECAUSE IT IS (I) NOT MATERIAL AND (II) WOULD BE COMPETITIVELY HARMFUL IF PUBLICLY DISCLOSED.

INVOICE

Masterworks Gallery, LLC as agent for
Masterworks Cayman SPC
225 Liberty Street, 29th Floor
New York, NY 10281
United States

Account No: [***]
Invoice No: [***]
Paddle No: [***]
VAT No:

Sale Title	Sale Date	Sale Number	Auctioneer
Modern & Contemporary Art Evening Sale	11-Oct-2024	[***]	Henry Highley

Lot No	Description	Hammer	Premium	Total Amount
34	**Banksy** Rat and Heart	250,000.00	67,500.00	£317,500.00
			Artist Resale Royalty on Lot 34	£7,000.00
			Total Amount Due	**£324,500.00**

TERMS:
Due: 8 January 2025

PLEASE NOTE THAT THE PAYMENT IS DUE IMMEDIATELY AND MUST BE MADE BY THE INVOICED PARTY

Bank Transfer Details: [***]

If your bank requires a Correspondent/Intermediary bank to make payment in GBP to Societe Generale, please quote the following ADDITIONAL Correspondent bank information: [***]

The purchase of the lots listed above is subject to the Conditions of Sale set out in the auction catalogue for the above referenced sale.
For information on the Buyer's Premium, please see the Buyer's Guide found on the Phillips website www.phillips.com